                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                 Ascendant Sponsor LP

Address of Joint Filer:              c/o Ascendant Digital Acquisition Corp.
                                     667 Madison Avenue, 5th Floor
                                     New York, New York 10065

Relationship of Joint Filer
to Issuer:                           10% Owner, Director

Issuer Name and Ticker or
Trading Symbol:                      Ascendant Digital Acquisition Corp. [ACND]

Date of Event Requiring Statement:
(Month/Day/Year):                    07/23/2020

Name of Joint Filer:                 Ascendant Sponsor GP LLC

Address of Joint Filer:              c/o Ascendant Digital Acquisition Corp.
                                     667 Madison Avenue, 5th Floor
                                     New York, New York 10065

Relationship of Joint Filer
to Issuer:                           10% Owner, Director

Issuer Name and Ticker or
Trading Symbol:                      Ascendant Digital Acquisition Corp. [ACND]

Date of Event Requiring Statement:
(Month/Day/Year):                    07/23/2020

Name of Joint Filer:                 David Gomberg

Address of Joint Filer:              c/o Ascendant Digital Acquisition Corp.
                                     667 Madison Avenue, 5th Floor
                                     New York, New York 10065

Relationship of Joint Filer
to Issuer:                           10% Owner, Director, Officer

Issuer Name and Ticker or
Trading Symbol:                      Ascendant Digital Acquisition Corp. [ACND]

Date of Event Requiring Statement:
(Month/Day/Year):                    07/23/2020